UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       February 24, 1999


                          INTELECT COMMUNICATIONS, INC.

            (Exact name of registrant as specified in its charter)



         Delaware                   0-11630                  76-0471342
(State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)             File Number)           Identification No.)


          1100 Executive Drive, Richardson, Texas            75081
         (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code     (972) 367-2100


                                       N/A
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

      A. Intelect Communications, Inc. (the "Company") announced that it has entered into an agreement with certain funds managed by the Citadel Investment Group, L.L.C. ("Citadel"), Promethean Investment Group, L.L.C. ("Promethean"), and Angelo, Gordon & Co., L.P. ("Angelo Gordon") to issue in a private placement a new series of its preferred stock designated as the Series E Convertible Preferred Stock (the "Series E Preferred Stock"). The Company will authorize the issuance of up to 9,600 shares of the Series E Preferred Stock at a Stated Value per share of $1,000. The Series E Preferred Stock will have a five year term, pay no dividends, have no-voting rights, have an annual premium of 8% payable upon conversion in common stock, par value $0.01 of the Company ("Common Stock") (or cash at the Company's option on prior notice), and convert into Common Stock at the lesser of a fixed conversion price or a variable conversion price.

SUMMARY OF TRANSACTION TERMS

      The following is a summary of the material terms of the Series E Preferred Stock, which terms are qualified by reference to the full text of the underlying documents which are filed as exhibits to this Form 8-K. The underlying documents for the Series E Preferred Stock are a Securities Purchase Agreement, Registration Rights Agreement and a Certificate of Designations, Preferences and Rights, all filed as exhibits to this Form 8-K. In addition, a Form of Warrant is also filed as an exhibit to this Form 8-K.

THE CLOSINGS. The transaction is divided into several separate closings. At the initial closing of the transaction (the "Initial Closing"), Citadel will purchase from the Company an aggregate of 3,000 shares of Series E Preferred Stock for total gross proceeds to the Company of $3,000,000. The Company will issue to Citadel warrants to purchase 100 shares of Common Stock for each share of Series E Preferred Stock purchased at the Initial Closing. The Initial Closing is subject to various conditions, including a) that the Company's stockholders approve at its special meeting of stockholders on March 3, 1999 the proposals to approve the amendment to the Company's Amended and Restated Certificate of Incorporation increasing its authorized shares of Common Stock to 100,000,000 shares, and the issuance of the shares of Common Stock issuable upon conversion of the Company's outstanding Series C and Series D Convertible Preferred Stock, b) that the representations, warranties and agreements of the Company set forth in the transaction documents are true and correct as of the Initial Closing, c) the Company file the Certificate of Designations for the Series E Preferred Stock with the Delaware Secretary of State, d) that the Company deliver all required certificates, opinions, and documents required under the Securities Purchase Agreement, and e) certain other terms and conditions, all as more fully set forth in the Securities Purchase Agreement. The Initial Closing is scheduled to occur on or about March 5, 1999, subject to the satisfaction of the conditions to closing. After the Initial Closing, at a future date, Promethean and Angelo Gordon are to purchase from the Company an additional 3,000 shares of the Series E Preferred Stock for an additional $3,000,000 (the "Mandatory Closing"). Each of these purchasers will receive warrants to purchase 100 shares of Common Stock for each share of

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
Series E Preferred Stock purchased at the Mandatory Closing. The conditions to the Mandatory Closing include a) the effectiveness of a registration statement with the Securities and Exchange Commission ("SEC") covering the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued at the Inital Closing and to be issued at the Mandatory Closing, and shares of Common Stock issuable upon exercise of the related warrants, b) that the representations, warranties and agreements of the Company as set forth in the transaction documents are true and correct as of the date of the Mandatory Closing, c) the Company's Common Stock is listed with The Nasdaq Stock Market ("Nasdaq"), d) the Company delivers all required certificates, opinions, and documents required under the Securities Purchase Agreement, and e) the satisfaction of certain other terms and conditions, all as more fully set forth in the Securities Purchase Agreement. The Company has also granted each of the Purchasers of the Series E Preferred Stock the right to purchase up to an additional 3,600 shares of Series E Preferred Stock beginning six months after the Initial Closing and ending eighteen months after the Initial Closing. These additional closings are to occur only if the Purchasers provide five days prior written notice to the Company of their intention to purchase, and are subject to the satisfaction or waiver of certain conditions to closing. Should such additional closings occur, the holders will be entitled to receive warrants to purchase 100 shares of Common Stock for each share of Series E Preferred Stock purchased at the additional closing. The proceeds from the offering, including the Initial Closing and the Mandatory Closing, will be used by the Company for working capital and general corporate purposes.

CONVERSION. Each share of Preferred Stock is convertible into that number of shares of Common Stock equal to (i) $1,000 (the "Stated Value"), plus any accrued premium of 8% per annum, divided by (ii) the applicable conversion price. The applicable conversion price is the lesser of (i) a "fixed conversion price", or (ii) a "variable conversion price". The fixed conversion price for the 3,000 shares of Series E Preferred Stock to be purchased at the Initial Closing is $1.80. The fixed conversion price for the 3,000 shares of Series E Preferred Stock to be purchased at the Mandatory Closing will be the lesser of $1.80 or the lowest closing bid price for the ten (10) consecutive trading days before the date of the filing of the registration statement with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock. The fixed conversion price at the additional closings, if any, would be $3.00. The variable conversion price is 83.5% of the average of the two lowest closing bid prices of the Common Stock as reported on Bloomberg for the forty (40) consecutive trading days before the date of conversion (the "Variable Conversion Price"). In the event that the Company or the transfer agent do not timely effect a conversion or reissuance of the remaining shares of Series E Preferred Stock, the Company is subject to certain liquidated damage penalties, adjustments to the applicable fixed conversion price and certain other penalties as more fully described in the Certificate of Designations.

In addition, if the holders of the Series E Preferred Stock submit a conversion request and the Company is not able to issue the required amount of shares of Common Stock due to the Company's inability to comply with the rules of Nasdaq, under the Certificate of Designations, a Triggering Event would occur. In such event, the Company could be required by the holders to redeem all of the remaining shares of Series E Preferred Stock at a price equal to 120% of the Stated Value. In addition, upon the Triggering Event, the holders of the Series E Preferred Stock

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
could attempt to require the Company to delist its Common Stock from Nasdaq and begin trading on the electronic bulletin board or pink sheets.

The shares of Series E Preferred Stock are presently convertible. The holders of the Series E Preferred Stock are prohibited in the Certificate of Designations from converting their respective holdings of the Series E Preferred Stock if after giving effect to such conversion the holder would beneficially own in excess of 4.99% of the outstanding shares of Common Stock of the Company following such conversion. The Series E Preferred Stock will convert automatically into Common Stock at the applicable Conversion Price then in effect on the fifth anniversary date of issuance, to the extent any shares of the applicable issuance of Series E Preferred Stock remain outstanding.

In connection with the Series E Preferred Stock, the following risks are associated with Series E Preferred Stock conversions:

o because the Variable Conversion Price of the Series E Preferred Stock is a function of the market price of the Common Stock upon conversion, the lower the price of the Common Stock at the time the holder converts, the greater number of shares of Common Stock received upon conversion;

o to the extent that Common Stock received upon conversion is sold into the market, and disregarding the manner in which such shares are sold as well as any other factors such as reactions to the Company's operating results and general market conditions which may be operative in the market at such time, such sales may cause a decrease in the market price of the Common Stock, which in turn relative to additional conversions of the Series E Preferred Stock would reduce the Variable Conversion Price and increase the number of shares of Common Stock issued upon conversion and available for sale into the market for the Common Stock;

o short sales of the Common Stock may be attracted by or accompany conversions and sales of Common Stock from conversions, which sales in the aggregate could cause downward pressure upon the price of the Common Stock, excluding the effect of other market factors possibly operative at the time; and

o conversions of the Series E Preferred Stock may result in substantial dilution of the interests of the other holders of Common Stock. In this regard, the ownership limitation which prohibits the purchasers from owning more than 4.99% of the Common Stock of the Company only applies to shares of Common Stock held at one time and does not prevent purchasers from converting and selling some of their holdings and then later converting the rest of the holdings.

      In addition, the Company's Common Stock could be delisted by Nasdaq in the event that the Company's stock price decreases below the $1 minimum bid price as required by Nasdaq or the Company otherwise fails to satisfy the minimum listing requirements of Nasdaq. In such an event, should such a delisting extend for five or more consecutive trading days, a Triggering Event would occur and the holders of the Series E Preferred Stock could require the Company to redeem the outstanding shares of Series E Preferred Stock. See "Redemption - Triggering Event".

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
DIVIDENDS. The holders of the Series E Preferred Stock are not entitled to receive dividends. The holders are entitled to receive upon conversion, payable in cash or Common Stock at the election of the Company, an annual premium of 8% on the aggregate "Stated Value" (i.e., $1,000 per share) (the "Additional Amount"). The Company does not presently intend to pay such Additional Amount in cash.

VOTING RIGHTS. The holders of the Series E Preferred Stock have no voting rights except as provided by law, except to the extent such holders own shares of Common Stock.

LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders ("Liquidation Funds") before any amount shall be paid to any class junior in rank to the Series E Preferred Stock an amount per share of Series E Preferred Stock equal to $1,000 plus any Additional Amount (the "Liquidation Preference"). In addition to the Liquidation Preference, in the event of any involuntary liquidation, dissolution or winding up, the holders will also be entitled to receive any Liquidation Funds distributed to the holders of the Common Stock, after the Liquidation Preference has been paid, to the same extent as if such holders of the Series E Preferred Stock has converted their shares into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on the record date for the distribution of the remaining Liquidation Funds.

REDEMPTION. The holders of the Series E Preferred Stock may require the Company to redeem the Series E Preferred Stock upon the consummation of a "Major Transaction" or a "Triggering Event".

MAJOR TRANSACTIONS

o certain mergers, consolidations, tender offers, or the sale of substantially all the assets of the Company

TRIGGERING EVENTS

o failure of the registration statement covering the resale of the conversion shares and the shares issuable upon exercise of the warrants to be declared effective within 120 days after the Initial Closing Date;
o the effectiveness of the registration statement lapses for five or more consecutive days (subject to applicable grace periods);
o the registration statement is unavailable for the sale of all of the "Registrable Securities" (as defined) for five or more consecutive days in accordance with the terms of the applicable registration rights agreement;

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
o the delisting of the Company's Common Stock by Nasdaq for five consecutive trading days or for more than an aggregate of 10 trading days per year;
o certain failures of the Company or its transfer agent to comply with conversions of the Series E Preferred Stock within 10 business days after a conversion notice is submitted;
o the inability of the Company to issue conversion shares due to limitations imposed by the requirements of Nasdaq; and
o certain breaches of representations, warranties, covenants or terms of the transaction documents which would have a Material Adverse Effect (as defined).

REDEMPTION AND OTHER REMEDIES

o The holders can send a notice of redemption upon the occurrence of such a Triggering Event or Major Transaction, and require the Company to redeem the Series E Preferred Stock at (a) 120% of the Stated Value of the Series E Preferred Stock, or (b) the product of the applicable conversion rate in effect on the date of the "Major Transaction" or the date a notice of redemption is delivered in the case of a "Triggering Event", and the closing sales price of the Common Stock on the trading date immediately preceding such date on which the "Major Transaction" or "Triggering Event" occurred.
o If the Company is unable to effect a redemption, interest will accumulate on the value of the shares the Company is unable to redeem at the rate of 2.5% per month.
o If the Company is unable to effect a redemption, the holders are also entitled to void their redemption notices and receive a reset of their applicable Conversion Price. The fixed conversion price on the Series E Preferred Stock would be reset to the lesser of (A) the Fixed Conversion Price as in effect on the date the void optional redemption notice is sent to the Company and (B) the lowest Closing Bid Price (as defined) during the period beginning on the date on which the date of notice of redemption is sent and the date on which the void optional redemption notice is received. In addition, the holders would also be entitled to have the formula for the Variable Conversion Price to be reduced by a number of percentage points equal to the product of (A) .25 and (B) the number of days in the period beginning on the date which is five business days after the date on which the notice of redemption is delivered to the Company and ending on the date on which the void optional redemption notice is received.

The Company presently does not have the funds available to pay the redemption price for all or any significant portion of the Series E Preferred Stock or the required interest payments. Accordingly, if the purchasers of the Series E Preferred Stock were to enforce their rights in connection with a Triggering Event, there could be material adverse financial consequences to the Company which could severely impair the Company's ability to continue as a going concern.

REGISTRATION OF SHARES; POSSIBLE ADJUSTMENT OF CONVERSION PRICE AND EXERCISE PRICE. The Company is required by agreement to initially register with the SEC the resale of at least 200% of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued in the

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
Initial Closing and to be issued in the Mandatory Closing, which is based on the Conversion Price of the Series E Preferred Stock at the time of the filing of the registration statement. Further, the Company has agreed to register the resale of at least 125% of the number of shares of Common Stock which may be issued upon exercise of the warrants issued to the purchasers in the Initial Closing and to be issued in the Mandatory Closing. The Company has agreed to use its best efforts to file the registration statement as soon as possible but no later than April 2, 1999 (the "Scheduled Filing Date") and have the registration statement declared effective by the SEC no later than 90 days after the Initial Closing (the "Scheduled Effective Date"). In addition, after the registration statement is filed and during the period the registration statement is effective, the Company has agreed that the resale of at least 150% of the shares issuable upon conversion of the remaining shares of Series E Preferred Stock will remain registered (which is based on the conversion price in effect at that time), and the resale of at least 100% of the shares of Common Stock issuable upon exercise of the warrants will remain registered.

If the Company is unable to have the registration statement filed or declared effective in the time required, the conversion percentage applicable to the Variable Conversion Price in effect at such time shall be reduced by a number of percentage points equal to the sum of (a) 2.0, if the registration statement is not filed by the Scheduled Filing Date, PLUS (b) 2.0, if the registration statement is not declared effective by the Scheduled Effective Date, PLUS (c) the product of (I) .067 MULTIPLIED by (II) the sum of (x) the number of days after the Scheduled Filing Date that the relevant Registration Statement has not been filed with the SEC, (y) the number of days after the Scheduled Effective Date that the relevant Registration Statement has not been declared effective by the SEC and (z) the number of days that sales cannot be made pursuant to the relevant Registration Statement in accordance with the Registration Rights Agreement after such Registration Statement has been declared effective (the "Registration Default Days"). The fixed conversion price in effect at such time shall be reduced by an amount equal to the product of (y) the fixed conversion price in effect as of the issuance date MULTIPLIED by (z) the sum of (I) .02, if the registration statement is not filed by the Scheduled Filing Date, PLUS (II)
 .02, if the Registration Statement is not declared effective by the Scheduled Effective Date, PLUS (III) the product of (x) .00067 MULTIPLIED by (y) the sum of the Registration Statement Default Days. If the Company is unable to have the registration statement filed or declared effective within 20 days after the Scheduled Filing Date or Scheduled Effective Date, the exercise price of the warrants will be reduced using the same formula as applicable to the fixed conversion price adjustment on the Series E Preferred Stock.

REDEMPTION AT COMPANY'S OPTION. As more fully set forth in the applicable Certificate of Designations, the Company may redeem the shares of Series E Preferred Stock submitted for conversion but only if the conversion price for the shares submitted for conversion is less than or equal to 90% of the "Market Price" (as defined) on the issuance date of such shares. If the Company elects to redeem such shares, the redemption price is equal to the product of (A) 105%,
(B) the conversion rate of the Series E Preferred Stock on the date such shares are submitted for conversion, and (C) the closing sales price of the Common Stock on the date the applicable shares are submitted for conversion.

OTHER TERMS. The transaction documents relating to the Series E Preferred Stock also contain certain other representations, warranties, agreements, and indemnification obligations of the Company. These include, among other things, the obligation of the Company to hold a stockholders meeting on or before June 30, 1999 where it includes a proposal recommending the approval of the issuance of the Series E Preferred Stock and the warrants. If the Company fails to hold such meeting by the required deadline, it will be subject to certain liquidated damages as set forth in the Securities Purchase Agreement. The operative agreements also contain (i) a right of first refusal in favor of the investors which applies to certain private equity financings of the Company and would commence on the Initial Closing and ends one year thereafter, (ii) prohibit the Company from redeeming any of its Common Stock, paying any cash dividends on its Common Stock, and making certain distributions on its Common Stock, (iii) limit the ability of the Company to issue any senior preferred stock, and (iv) prohibit the Company from entering into certain related party transactions except in accordance with Delaware law. The shares of Series E Preferred Stock are also subject to antidilution provisions which are triggered in the event of certain stock splits, recapitalizations, or other dilutive transactions, as well as issuances of Common Stock at a price below the market price or the fixed conversion price in effect, or the issuance of warrants, options, rights, or convertible securities which have an exercise price or conversion price less than the market price on the date of issuance or the fixed conversion price, other than for certain previously outstanding securities and certain "excluded securities" (as defined). In the event that the Company issues securities in the future which have a conversion price or exercise price which varies with the market price and the terms of such variable price are more favorable than the Variable Conversion Price in the Series E Preferred Stock, the purchasers may elect to substitute the more favorable variable price when making conversions of the Series E Preferred Stock.

WARRANTS. In connection with the closings of the Series E Preferred Stock, the Company will issue to the purchasers a warrant to purchase 100 shares of Common Stock for each share of Series E Preferred Stock purchased. The warrant will expire five years after the issuance date and will have an exercise price equal to 110% of the Market Price (as defined) on the issuance date. The "Market Price" is the average of the two lowest closing bid prices in the prior 40 trading days. In addition, the exercise price of the warrants is subject to reset on the last day of July and January of each year in the event that 110% of the Market Price of the Common Stock on any such date is less than the exercise price then in effect. In such case, the warrant exercise price shall be reset to 110% of the Market Price on such reset date. The warrants are also subject to certain antidilution provisions in the event the Company sells Common Stock or securities convertible or exercisable into Common Stock at a price less than the exercise price of such warrants or the market price of the Common Stock.

PLACEMENT AGENT COMPENSATION

      The placement agent for the Series E Preferred Stock was Overlook Consulting, L.L.C. ("Overlook"). Overlook will receive a placement fee equal to 3.5% of the funds raised.

USE OF PROCEEDS

      The net proceeds of the Series E Preferred Stock will be used for working capital and general corporate purposes.

INTERESTS OF CERTAIN PERSONS

      None of the investors in the Series E Preferred Stock transactions is a director, executive officer or five percent or greater shareholder of the Company or an affiliate of any such person or entity.


OTHER TRANSACTIONS

      In connection with the Initial Closing, the Company has agreed to allow Citadel to sell all of its remaining 1,843 shares of Series C Convertible Preferred Stock of the Company (the "Series C Preferred Stock") and 1,144 shares of Series D Convertible Preferred Stock of the Company (the "Series D Preferred Stock") to Angelo Gordon and Promethean. In connection with the issuance of the Series E Preferred Stock, the holders of the Series C and Series D Preferred Stock have the right under the Certificates of Designations of such securities to use the Variable Conversion Price of the Series E Preferred Stock as the variable conversion price of such securities when they submit a conversion notice. Thus, upon the Initial Closing, when the holders of the Series C and D Preferred Stock submit a conversion notice, the holders will likely elect for the variable conversion price of the Series C and D Preferred Stock (which is presently 97% of the average of the three lowest closing bid prices in the ten prior trading days) to become the Variable Conversion Price of the Series E Preferred Stock. In addition, the Company has also agreed that Promethean and Angelo Gordon are not required to limit their conversions of the Series C and Series D Preferred Stock to 1,200,000 shares of Common Stock in any continuing thirty (30) day period. Citadel will continue to be subject to contractually agreed conversion restrictions.

B. Effective December 22, 1998, the Company issued in a private placement an aggregate of 1 million shares of common stock and warrants to purchase 300,000 shares of common stock. During January 1999, the Company issued an additional
1.8 million shares and warrants to purchase 540,000 shares of common stock in connection with the private placement. All of the warrants had an exercise price of $2.998 and the offering was made solely to accredited investors. The total gross proceeds to the Company was $2.8 million and the proceeds were used for working capital and general corporate purposes. The Company granted to the purchasers registration rights covering the resale of the common stock and the warrant shares.

During December 1998, the Company issued warrants to purchase an aggregate of 600,000 shares of common stock to certain accredited investors, issued in the connection with the exercise of certain previously outstanding warrants.

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C. The Company entered into a Loan Agreement for Inventory Backed Borrowing with
The Coastal Corporation Second Pension Trust ("Coastal") to borrow up to
$750,000 in aggregate principal amount. The loan bears interest at prime plus 3.5%. The loan, as amended, is payable in three installments of $250,000 plus interest payable on March 1, April 1, and May 1, 1999. The loan is secured by all of the inventory and related assets of the Company. The loan is subject to customary covenants and restrictions, including a prohibition on incurring additional indebtedness (as defined), prohibitions on liens on property, and contains customary cross-default and acceleration provisions in the event of defaults. In addition, effective January 13, 1999, Coastal agreed to extend the maturity date of the Loan Agreement for Receivables Backed Borrowing which previously matured on August 31, 1999 to February 12, 2000. The aggregate principal amount outstanding under such loan is $5,000,000 and the loan bears interest at the prime rate plus 3.5%.

Effective January 13, 1999, as permitted under the terms of the terms of the Agreement of Purchase and Sale dated as of February 12, 1998 between the Company and St. James Capital Partners, L.P. (the "Agreement"), the Company elected to extend the maturity date of the Convertible Promissory Notes issued pursuant the Agreement in favor of each of St. James Capital Partners, L.P. and SJMB, L.P. (collectively "St. James") to February 12, 2000. The aggregate principal amount outstanding under such notes is $10,000,000. The notes bear interest at 7% per annum. In connection with such extension, the Company issued to St. James warrants to purchase an aggregate of 535,000 shares of common stock of the Company. The exercise price of such warrants is $1.50 over the volume weighted average of the closing price of the common stock for the ten (10) day period prior to January 13, 1999. Such warrants are subject to antidilution provisions which are triggered in the event that the Company issues or sells common stock or securities convertible or exercisable into common stock at a price less than the exercise price then in effect. Such provisions would enable the holder to obtain a reduction in the warrant exercise price as well as an increase in the applicable number of warrant shares.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired: N/A

     (c) Exhibits:

        EXHIBIT   DESCRIPTION OF EXHIBIT

            3.1 Certificate of Designations establishing the rights and preferences of the Series E Preferred Stock

            4.1 Registration Rights Agreement among the Company and the Buyers, dated February 24, 1999

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
            4.2 Form of Registration Rights Agreement between the Company and the Buyers, dated as of December 22, 1998

            4.3 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc., relating to the Series E Preferred Stock

            4.4 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc. at an exercise price of $2.998

            4.5 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc., issued as of December 2, 1998

            4.6 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc. issued to St. James Capital Partners, L.P. and SJMB, L.P., issued January 13, 1999

            10.1 Securities Purchase Agreement among the Company and the Buyers, dated February 24, 1999

            10.2 Loan Agreement for Inventory Backed Borrowing dated November 24, 1998 by and between Intelect Communications, Inc. and The Coastal Corporation Second Pension Trust, as amended by the Addendum to Loan Agreement for Inventory Backed Borrowing dated December 31, 1998

            10.3 Security Agreement for Inventory Backed Borrowing dated November 24, 1998 by and among Intelect Network Technologies Company, DNA Enterprises, Inc., and Intelect Visual Communications Corp., Intelect Communications, Inc., and The Coastal Corporation Second Pension Trust

            10.4 Promissory Note Amended and Restated as of December 31, 1998 in the original principal amount of $750,000 issued to The Coastal Corporation Second Pension Trust

            10.5 Addendum to Loan Agreement for Receivables Backed Borrowing dated as of January 13, 1999 between The Coastal Corporation Second Pension Trust and Intelect Communications, Inc.

            10.6 Promissory Note Amended and Restated as of January 13, 1999 in the original principal amount of $5,000,000 issued to The Coastal Corporation Second Pension Trust

---------------------

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTELECT COMMUNICATIONS, INC.
                                                   (Registrant)


Date:March 1, 1999                        By: /s/ HERMAN M. FRIETSCH
                                                   (Signature)
                                                Herman M. Frietsch
                                                Chairman of the Board

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
                                 EXHIBIT INDEX

        EXHIBIT        DESCRIPTION OF EXHIBIT

            3.1 Certificate of Designations establishing the rights and preferences of the Series E Preferred Stock

            4.1 Registration Rights Agreement among the Company and the Buyers, dated February 24, 1999

            4.2 Form of Registration Rights Agreement between the Company and the Buyers, dated as of December 22, 1998

            4.3 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc., relating to the Series E Preferred Stock

            4.4 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc. at an exercise price of $2.998

            4.5 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc., issued as of December 2, 1998

            4.6 Form of Warrant to Purchase Common Stock of Intelect Communications, Inc. issued to St. James Capital Partners, L.P. and SJMB, L.P., issued January 13, 1999

            10.1 Securities Purchase Agreement among the Company and the Buyers, dated February 24, 1999

            10.2 Loan Agreement for Inventory Backed Borrowing dated November 24, 1998 by and between Intelect Communications, Inc. and The Coastal Corporation Second Pension Trust, as amended by the Addendum to Loan Agreement for Inventory Backed Borrowing dated December 31, 1998

            10.3 Security Agreement for Inventory Backed Borrowing dated November 24, 1998 by and among Intelect Network Technologies Company, DNA Enterprises, Inc., and Intelect Visual Communications Corp., Intelect Communications, Inc., and The Coastal Corporation Second Pension Trust

            10.4 Promissory Note Amended and Restated as of December 31, 1998 in the original principal amount of $750,000 issued to The Coastal Corporation Second Pension Trust

            10.5 Addendum to Loan Agreement for Receivables Backed Borrowing dated as of January 13, 1999 between The Coastal Corporation Second Pension Trust and Intelect Communications, Inc.

            10.6 Promissory Note Amended and Restated as of January 13, 1999 in the original principal amount of $5,000,000 issued to The Coastal Corporation Second Pension Trust

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